GOODRICH CORPORATION
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

May 14, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:      Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Goodrich Corporation (the “Company”) for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Marshall O. Larsen

Name: Marshall O. Larsen
Title: President and Chief Executive Officer

/s/ Ulrich Schmidt

Name: Ulrich Schmidt
Title: Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Goodrich Corporation and will be retained by Goodrich Corporation and furnished to the Securities and Exchange Commission or its staff upon request.